Exhibit 99.1
AMENDMENT TO EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT
     WHEREAS, NewBridge Bancorp (“Bancorp”), NewBridge Bank (“Bank”) and the undersigned executive (“Executive”) are parties to the Employment and Change of Control Agreement (“Agreement”); and
     WHEREAS, Bancorp is a participant in the Capital Purchase Program implemented by the United States Department of the Treasury (“UST”) under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (collectively, the “ARRA”); and
     WHEREAS, the UST has promulgated Interim Final Rules under the ARRA (the ARRA, the Interim Final Rules and any further rules, regulations and guidelines promulgated under the ARRA being collectively referred to herein as the “Authorities”); and
     WHEREAS, the Authorities have an impact upon the ability of Bancorp and Bank to satisfy their obligations under the Agreement.
     NOW, THEREFORE, Bancorp, Bank and Executive agree that:
     1. Waiver and Release. Executive hereby waives and releases any and all claims, actions, claims for relief and causes of action (“Claims”) Executive has or may have hereafter against Bancorp and/or Bank arising from or asserted under provisions of the Agreement, requiring Bancorp and/or Bank to take actions under the Agreement which Bancorp and/or Bank are prohibited from taking under the Authorities and, accordingly, refrain from taking.
     2. Term. The wavier and release set forth in Section 1 shall terminate and be of no prospective effect (but shall remain applicable as to the Claims existing immediately prior to such termination) at such time as Bancorp and Bank are no longer subject to the prohibitions described in Section 1.
     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment to Employment and Change of Control Agreement as of the 16th day of September 2009

EXECUTIVE:

NEWBRIDGE BANCORP
By:

NEWBRIDGE BANK
By:

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